Exhibit 21.1

PGT Innovations, Inc.

Name	State of Incorporation

PGT Industries, Inc. (wholly-owned by PGT Innovations, Inc.)	Florida

Triple Diamond Glass, LLC (wholly-owned by PGT Innovations, Inc.)	Delaware

CRi Windows and Doors, LLC (wholly-owned by PGT Innovations, Inc.)	Delaware

CGI Windows and Doors Holdings, Inc. (wholly-owned by PGT Industries, Inc.)	Delaware

WinDoor, Incorporated (wholly-owned by PGT Industries, Inc.)	Florida

LTE, LLC (wholly-owned by PGT Industries, Inc.)	Florida

CGI Windows and Doors, Inc. (wholly-owned by CGI Windows and Doors Holdings, Inc.)	Delaware

CGI Commercial, Inc. (wholly-owned by CGI Windows and Doors, Inc.)	Florida

Coyote Acquisition Co. (wholly-owned by PGT Innovations, Inc.)	Delaware

WWS Acquisition, LLC (wholly-owned by Coyote Acquisition Co.)	Missouri

Western Window Holding LLC (wholly-owned by WWS Acquisition, LLC)	Delaware

Martin Door Holdings, Inc. (wholly-owned by WWS Acquisition, LLC)	Delaware

MDM Utah, LLC (wholly-owned by Martin Door Holdings, Inc.)	Delaware

NewSouth Window Solutions of Orlando, LLC (wholly-owned by PGT Innovations, Inc.)	Florida

NewSouth Window Solutions, LLC (wholly-owned by PGT Innovations, Inc.)	Delaware

Doers Window Manufacturing, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Tampa Bay, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Bonita Springs, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of West Palm Beach, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Ft. Lauderdale, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Jacksonville, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Charleston, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Houston, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Pensacola, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Raleigh, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Charlotte, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of New Orleans, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Atlanta, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of San Antonio, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Fort Worth, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Nashville, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Dallas, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Austin, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

Eco Enterprises, LLC (wholly-owned by PGT Innovations, Inc.)	Delaware

Eco Window Systems, LLC (wholly-owned by Eco Enterprises, LLC)	Florida

Eco Glass Production, LLC (wholly-owned by Eco Enterprises, LLC)	Florida

Unity Windows, LLC (wholly-owned by Eco Enterprises, LLC)	Florida